Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ENOVATION CONTROLS, INC.

Incorporated Under the Laws of the State of Delaware

Adopted as of             , 2014

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page

Section 7.8.	Notices	19

Section 7.9.	Facsimile Signatures	19

Section 7.10.	Time Periods	19

Section 7.11.	Conflict with Applicable Law or the Certificate of Incorporation	20

Section 7.12.	Reliance Upon Books, Reports, and Records	20

ARTICLE VIII	AMENDMENTS	20

Section 8.1.	Amendments	20

Section 8.2.	Entire Board	20

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ARTICLE I

OFFICES AND RECORDS

SECTION 1.1. Registered Office. The registered office of Enovation Controls, Inc. (the “Corporation”) in the State of Delaware shall be located at 1675 South State Street, Suite B, in the City of Dover, County of Kent, 19901, and the name of the Corporation’s registered agent at such address is Capitol Services, Inc. The registered office and registered agent of the Corporation may be changed from time to time by the board of directors of the Corporation (the “Board”) in the manner provided by applicable law.

SECTION 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may from time to time require.

SECTION 1.3. Books and Records. The books and records of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”)) outside the State of Delaware at such place or places as may from time to time be designated by the Board. Any records maintained by the Corporation in the regular course of its business may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

ARTICLE II

STOCKHOLDERS

SECTION 2.1. Annual Meeting. If required by applicable law, an annual meeting of the stockholders of the Corporation shall be held at such date, time, and place, either within or without the State of Delaware, as may be fixed by resolution of the Board. Any other proper business may be transacted at the annual meeting. The Board may postpone, reschedule, or cancel any annual meeting of stockholders previously scheduled by the Board.

SECTION 2.2. Special Meeting. Unless otherwise required by law or by the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by or at the direction of (a) the Chairman of the Board, if there be one, (b) directors constituting a majority of the entire Board, (c) a committee of the Board that has been duly designated by the Board and whose powers and authority include the power to call such meetings, and (d) prior to the Voting Threshold Date (as defined below), the beneficial owners of shares of capital stock of the Corporation entitled to exercise at least a majority of the combined voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Except to the extent provided in clause (d) of the first sentence of this Section 2.2, the ability of the stockholders to call a special meeting of the stockholders of the Corporation is hereby specifically denied. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. “Voting Threshold Date” means the date on which the Founder Entities (as defined below) cease to beneficially own shares of capital stock of the Corporation entitling them to exercise at least a majority of the combined voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. “Founder Entities” means, collectively, Murphy Group, Inc., an Oklahoma corporation, EControls Group, Inc., a Texas corporation, their respective Affiliates (as defined below) and each of their respective successors. “Affiliate” means, with respect to any Person (as defined below), any other Person that controls, is controlled by, or is under common control with such Person; the term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” has a meaning correlative to the foregoing. “Person” means an individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association, or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of any such entity. For the purpose of these Bylaws, “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board may postpone, reschedule, or cancel any special meeting of the stockholders previously scheduled by the Board. Special meetings may be held either within or without the State of Delaware.

SECTION 2.3. Record Date.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(C) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by applicable law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by applicable law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

SECTION 2.4. Stockholder List. The officer who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the stockholders.

SECTION 2.5. Place of Meeting. The Board, the Executive Chairman, or the Chief Executive Officer, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 2.6. Notice of Meeting. Written or printed notice, stating the place, if any, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 days nor more than 60 days before the date of the meeting (unless a different time is specified by applicable law), in a manner pursuant to Section 7.8 hereof, to each stockholder of record entitled to vote at such meeting. The notice shall specify (i) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (ii) the place, if any, date, and time of such meeting, (iii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (v) such other information as may be required by applicable law or as may be deemed appropriate by the Board, the Executive Chairman, the Chief Executive Officer, or the Secretary of the Corporation. If the stockholder list referred to in Section 2.4 of these Bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission provided such stockholders have consented to receiving electronic notice in accordance with the DGCL. Such further notice shall be given as may be required by applicable law.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.5 of these Bylaws.

SECTION 2.7. Quorum and Adjournment of Meetings.

(A) Except as otherwise provided by applicable law or by the Certificate of Incorporation, the holders of a majority in voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote at the meeting (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority in voting power of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or holders of a majority in voting power of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(B) Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

SECTION 2.8. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner prescribed by the DGCL) by the stockholder or by such stockholder’s duly authorized attorney-in-fact. Any copy, facsimile transmission, or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.

SECTION 2.9. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Except as may be otherwise provided in the Certificate of Incorporation, nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof, or (c) subject to the then-applicable terms of the Stockholders Agreement, among the Corporation and certain of

its stockholders, dated as of             , 2014 (the “Stockholders Agreement”), by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in these Bylaws as to such business or nomination; Section 2.9(A)(1)(c) of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act, and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.

(2) For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(A)(1)(c) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (which anniversary, in the case of the first annual meeting of stockholders following the close of the Corporation’s initial public offering, shall be deemed to be             , 2015; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.9(A)(2) or Section 2.9(B)) to the Secretary of the Corporation must:

(a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (v) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or to elect each such nominee or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. If requested by the Corporation, the information required under clauses (a)(i) and (ii) of the preceding sentence of this Section 2.9(A)(2) shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for notice of the meeting to disclose such information as of such record date;

(b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements, and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation, and agreement required by Section 2.9(A)(2) of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Section 2.9(A)(2) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(4) The foregoing notice requirements of this Section 2.9(A) shall be deemed satisfied by a stockholder with respect to business or a nomination if such stockholder has notified the Corporation of such stockholder’s intention to present a proposal or make a nomination at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(5) The requirements of this Section 2.9(A) shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (a) by or at the direction of the Board or any committee thereof (or stockholders pursuant to Article VI of the Certificate of Incorporation and Section 2.2 of these Bylaws prior to the Voting Threshold Date) or (b) provided, that the Board (or stockholders pursuant to Article VI of the Certificate of Incorporation and Section 2.2 of these Bylaws prior to the Voting Threshold Date) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in Section 2.9(A) of these Bylaws. The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Article VI of the Certificate of Incorporation prior to the Voting Threshold Date. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.9(A)(2) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation, and agreement required by Section 2.9(A)(2) of these Bylaws) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9(A)(1)(c) or Section 2.9(B) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any class or series of preferred stock of the Corporation (“Preferred Stock”) if and to the extent provided for under applicable law, the Certificate of Incorporation, or these Bylaws.

(4) The Corporation may require any proposed stockholder nominee for director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 2.9 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation.

For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

SECTION 2.10. Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 2.11. Required Vote. At any meeting at which directors are to be elected, so long as a quorum is present, the directors shall be elected by a plurality of the votes of the shares of Class A common stock and Class B common stock of the Corporation, voting as a single class, present in person or represented by proxy and entitled to vote thereon. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of the holders of a majority of the combined voting power of the issued and outstanding shares of capital stock of the Corporation represented in person or by proxy and entitled to vote on the matter shall be the act of the stockholders. In non-binding advisory matters with more than two possible vote choices, the plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.

SECTION 2.12. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it or any other corporation, if a majority of shares entitled to vote in the election of directors of such corporation is held, directly or indirectly, by the Corporation, and such shares will not be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or such other corporation to vote stock of the Corporation held in a fiduciary capacity.

SECTION 2.13. Inspectors of Elections. At any meeting at which a vote is taken by ballots, the Board by resolution may, and when required by applicable law, shall, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents, or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders and the appointment of an inspector is required by applicable law, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by applicable law.

SECTION 2.14. Stockholder Action by Written Consent. Prior to the Voting Threshold Date, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of issued and outstanding shares of capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the DGCL and the Bylaws. On and after the Voting Threshold Date, any action required or permitted to be taken by the stockholders of the Corporation may be taken only at an annual or special meeting of the stockholders of the Corporation duly noticed and called in accordance with the DGCL and the Bylaws and may not be effected by any consent in writing by such stockholders, and the ability of the stockholders of the Corporation to consent in writing to the taking of any action without a meeting is hereby specifically denied.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1. General Authority. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority herein or by statute expressly conferred, the Board is hereby empowered to exercise all such powers and do all such lawful acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation, and any provisions of these Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted. The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 3.2. Number, Tenure. and Qualifications. The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Board. Each director shall be a natural person. The election and term of director shall be as set forth in these Bylaws, subject in all cases to the provisions of the Certificate of Incorporation.

SECTION 3.3. Classification of Directors. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. The initial division of the Board into the three classes shall be determined by a majority of the Board. The initial Class I directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the effective time of these Bylaws; the initial Class II directors shall serve for a term expiring at the second annual meeting of stockholders following the effective time of these Bylaws; and the initial Class III directors shall serve for a term expiring at the third annual meeting of stockholders following the effective time of these Bylaws. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the effective time of these Bylaws, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third annual meeting of stockholders to be held following their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board so as to maintain as nearly equal as possible the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

SECTION 3.4. Regular Meetings. Subject to Section 3.6, regular meetings of the Board shall be held on such dates, and at such times and places, as are determined from time to time by resolution of the Board.

SECTION 3.5. Special Meetings. Special meetings of the Board shall be called at the request of the Executive Chairman, the Chief Executive Officer, or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board may fix the place, if any, and time of the meetings. Any business may be conducted at a special meeting of the Board.

SECTION 3.6. Notice. Notice of any meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail, courier service or facsimile or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 24 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting and shall be confirmed by facsimile or electronic transmission that is sent promptly thereafter. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.5 of these Bylaws.

SECTION 3.7. Action by Consent of Board. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, including by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.

SECTION 3.8. Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting, except where such person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 3.9. Quorum. Subject to Section 3.10, a whole number of directors equal to at least a majority of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice unless (i) the date, time, and place, if any, of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.6 of these Bylaws shall be given to each director, or (ii) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (i) shall be given to those directors not present at the announcement of the date, time, and place of the adjourned meeting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.10. Vacancies and Newly Created Directorships. Except as otherwise required by law, the Stockholders Agreement and the Certificate of Incorporation, unless the Board otherwise determines, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring on the Board resulting from the death, resignation, removal from office, or other cause shall be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. A director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that coincides with the remaining term of that class. A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor in office.

SECTION 3.11. Removal. Any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2⁄3% of the combined voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

SECTION 3.12. Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

SECTION 3.13. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses. The Corporation will cause each non-employee director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service.

SECTION 3.14. Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.

SECTION 3.15. Rights of the Preferred Stock. For the avoidance of doubt, whenever the holders of any one or more series of preferred stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies, and other features of such directorships shall be governed by the terms of this Article III applicable thereto except to the extent otherwise provided in the certificate of designations relating to any such series of Preferred Stock. Notwithstanding the foregoing, such directors so elected shall not be divided into classes pursuant to Section 3.3 unless expressly provided by the terms of such series of preferred stock.

ARTICLE IV

COMMITTEES

SECTION 4.1. Designation; Powers. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 4.2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chairman by a majority vote of the members then in attendance in the event the chairman has not been selected by the Board, shall keep regular minutes of its proceedings and report the same to the Board when requested, and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations, or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of these Bylaws or any such charter, and each committee may adopt its own rules and regulations of governance, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board.

SECTION 4.3. Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

SECTION 5.1. Officers. The officers of the Corporation shall be an Executive Chairman, a Chief Executive Officer, a President, a Chief Technology Officer, a Treasurer, a Secretary and such other officers as the Board from time to time may deem proper. The Executive Chairman shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V and any applicable resolution of the Board. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Executive Chairman or Chief Executive Officer may appoint, such other officers (including one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee thereof or by the Chairman of the Board or Chief Executive Officer, as the case may be. Any two or more offices may be held by the same person.

SECTION 5.2. Election and Term of Office. The officers of the Corporation shall be elected or appointed from time to time in accordance with Section 5.1. Each officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her death or until he or she shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the entire Board or, except in the case of an officer or agent elected by the Board or any committee thereof, by the Executive Chairman or Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, his or her resignation, or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 5.3. Executive Chairman. The Executive Chairman shall preside at all meetings of the stockholders and of the Board and shall have the duties and powers of and act as the Chairman of the Board for all purposes under the DGCL, the Certificate of Incorporation, and these Bylaws. The Executive Chairman shall have general oversight of the business of the Corporation and will, from time to time, provide the Chief Executive Officer with strategic advice, knowledge, and expertise regarding the direction of the Corporation. The Executive Chairman shall perform all duties incidental to his or her office that may be required by law and all such other duties as are properly required of him or her by the Board. He or she shall make reports to the Board and the stockholders, and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Executive Chairman shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer. The Executive Chairman may also serve as Chief Executive Officer, if so elected by the Board.

SECTION 5.4. Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall assist the Executive Chairman in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Executive Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Executive Chairman, perform all duties of the Executive Chairman and preside at all meetings of stockholders and of the Board. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts, and all other documents and instruments in connection with the business of the Corporation.

SECTION 5.5. President. The President shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to him by the Board or the Chief Executive Officer or are incident to the office of President. The President shall, in the absence or disability of both the Chief Executive Officer and Executive Chairman, perform the duties of and exercise the powers of the Chief Executive Officer.

SECTION 5.6. Chief Technology Officer. The Chief Technology Officer shall have general and active management of the technical, engineering, and product design aspects of the Corporation, and shall be responsible for designing and recommending the appropriate technology solutions to support the policies and directives issued by the Chief Executive Officer, and shall perform such other duties and have such other powers as the Board, the Executive Chairman or the Chief Executive Officer may from time to time prescribe.

SECTION 5.7. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board, the Executive Chairman or the Chief Executive Officer.

SECTION 5.8. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law; he or she shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he or she shall see that the books, reports, statements, certificates, and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Executive Chairman or the Chief Executive Officer.

SECTION 5.9. Vacancies. A newly created elected office or any vacancy in any elected office because of death, resignation, or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Executive Chairman or the Chief Executive Officer because of death, resignation, or removal may be filled by the Executive Chairman or the Chief Executive Officer.

SECTION 5.10. Action with Respect to Securities of Other Legal Entities. Unless otherwise directed by the Board, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other legal entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other legal entity.

ARTICLE VI

STOCK CERTIFICATES AND TRANSFERS

SECTION 6.1. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form (other than bearer form) as the appropriate officers of the Corporation may from time to time prescribe, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated or electronic shares. The shares of the stock of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. Subject to the provisions of the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by one or more third-party registrars or transfer agents appointed by the Board or an officer authorized to make such appointment, by the holder thereof in person or by such holder’s attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form, at which time the Corporation shall cancel the old certificate, issue a new certificate to the person entitled thereto (if the stock is then represented by certificates) and record the transaction upon its books. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Certificated shares of stock shall be signed by, or in the name of, the Corporation by the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 6.2. Lost, Stolen, or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen, except on production of such evidence of such loss, destruction, or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any officer may in its or his or her discretion require.

SECTION 6.3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 6.4. Regulations Regarding Certificates. The Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation. The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

SECTION 7.2. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board or by an officer or officers authorized by the Board to make such designation.

SECTION 7.3. Dividends. Subject to applicable law and the Certificate of Incorporation, the Board may, in its discretion, from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock, which dividends may be paid in either cash, property, or securities of the Corporation. A member of the Board, or a member of any committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities, or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

SECTION 7.4. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board.

SECTION 7.5. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, including by electronic transmission, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7.6. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice, including by electronic transmission, of such resignation to the Executive Chairman, the Chief Executive Officer, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Executive Chairman, the Chief Executive Officer, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.

SECTION 7.7. Indemnification and Advancement of Expenses.

(A) The Corporation shall indemnify and hold harmless, to the fullest extent authorized or permitted by applicable law as now or hereafter in effect, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee, or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding.

(B) The Corporation shall, to the fullest extent not prohibited by applicable law as now or hereafter in effect, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section 7.7 or otherwise.

(C) The rights to indemnification and advancement of expenses under this Section 7.7 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, administrators, and personal and legal representatives. Notwithstanding the foregoing provisions of this Section 7.7, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to a Covered Person (or his or her heirs, executors, administrators, or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized or consented to by the Board.

(D) If a claim for indemnification under this Section 7.7 (following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Section 7.7 is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(E) The rights conferred on any Covered Person by this Section 7.7 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, any provision of the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction, or otherwise.

(F) This Section 7.7 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons (including employees and agents of the Corporation) when and as authorized by appropriate corporate action.

(G) Any Covered Person entitled to indemnification and/or advancement of expenses, in each case pursuant to this Section 7.7, may have certain rights to indemnification, advancement and/or insurance provided by one or more persons with whom or which such Covered Person may be associated. The Corporation hereby acknowledges and agrees that (i) the Corporation shall be the indemnitor of first resort with respect to any proceeding, expense, liability, or matter that is the subject of this Section 7.7, (ii) the Corporation shall be primarily liable for all such obligations and any indemnification afforded to a Covered Person in respect of a proceeding, expense, liability, or matter that is the subject of this Section 7.7, whether created by law, organizational or constituent documents, contract, or otherwise, (iii) any obligation of any persons with whom or which a Covered Person may be associated to indemnify such Covered Person and/or advance expenses or liabilities to such Covered Person in respect of any proceeding shall be secondary to the obligations of the Corporation hereunder, (iv) the Corporation shall be required to indemnify each Covered Person and advance expenses to each Covered Person hereunder to the fullest extent provided herein without regard to any rights such Covered Person may have against any other person with whom or which such Covered Person may be associated or insurer of any such person, and (v) the Corporation irrevocably waives, relinquishes, and releases any other person with whom or which a Covered Person may be associated from any claim of contribution, subrogation, or any other recovery of any kind in respect of amounts paid by the Corporation hereunder.

(H) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

SECTION 7.8. Notices. Except as otherwise specifically provided herein or required by applicable law, all notices required to be given to any stockholder, director, officer, employee, or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile, or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the DGCL. Any such notice shall be addressed to such stockholder, director, officer, employee, or agent at his or her last known address as the same appears on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

SECTION 7.9. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

SECTION 7.10. Time Periods. In applying any provision of these Bylaws that require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 7.11. Conflict with Applicable Law or the Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

SECTION 7.12. Reliance Upon Books, Reports, and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters such director, member, or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE VIII

AMENDMENTS

SECTION 8.1. Amendments. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to adopt, amend, alter, change, and repeal these Bylaws, without the consent or vote of the stockholders, by the affirmative vote of at least a majority of the entire Board. The stockholders of the Corporation are also expressly authorized to adopt, amend, alter, change, and repeal these Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by the Certificate of Incorporation, from and after the Voting Threshold Date, (A) the affirmative vote of the holders of at least 75% of the combined voting power of the shares of capital stock entitled to vote at an election of directors, voting together as a single class, shall be required to adopt, amend, alter, change, or repeal any provision of these Bylaws and (B) any provision of these Bylaws that requires, for any action, any different or additional vote of the stockholders of the Corporation may be amended, altered, changed, or repealed only by (1) the affirmative vote of the holders of at least 75% of the combined voting power of the shares of capital stock entitled to vote at an election of directors, voting together as a single class, and (2) such different or additional vote of the stockholders of the Corporation called for in such provision. So long as the Stockholders Agreement remains in effect, the Board shall not approve any amendment, alteration, change, or repeal of any provision of these Bylaws, or the adoption of any new Bylaw, that would be contrary to or inconsistent with the then-applicable terms of the Stockholders Agreement.

Notwithstanding the foregoing, (x) no amendment to the Stockholders Agreement (whether or not such amendment modifies any provision to the Stockholders Agreement to which these Bylaws are subject) shall be deemed an amendment of these Bylaws for purposes of this Section 8.1, and (y) no amendment, alteration, change, or repeal of Section 7.7 shall adversely affect any rights to indemnification or to the advancement of expenses of a director, officer, employee, or agent of the Corporation existing at the time of such amendment, alternation, change, or repeal with respect to any state of facts existing or act or omission occurring, or any cause of action, suit or claim that accrued or arose, prior to such amendment, alteration, change, or repeal.

SECTION 8.2. Entire Board. As used in this Article VIII and in these Bylaws generally, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies.

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